LSB
                                          INDUSTRIES
NEWS: for immediate release
________________________________________________________________
                                    POST OFFICE BOX 754 (73101)
                                   16 SOUTH PENNSYLVANIA (73107)
                                      OKLAHOMA CITY, OK U.S.A.
                                         PHONE 405-235-4546
                                        TELEX 203656 LSB UR
                                          FAX 405-235-5067

LSB Industries, Inc. Announces Extension of Securities Trading
         on New York Stock Exchange Until Prior to Opening
                    of Trading on July 6, 1999


     OKLAHOMA CITY, June 29 /PRNewswire/ - LSB Industries, Inc. (NYSE: LSB) announced today that it has been advised by the New York Stock Exchange ("NYSE") that the NYSE has extended trading to allow the American Stock Exchange ("AMEX") to complete its consideration of LSB's application to list LSB's securities for trading on the AMEX.
     LSB had previously been notified that LSB's common stock and $3.25 Convertible Exchangeable Class C preferred stock would be suspended from trading on the NYSE prior to the opening of the market on Tuesday, June 29, 1999. The NYSE has advised LSB that the trading of LSB securities on the NYSE has been extended until prior to opening of trading on the NYSE on Tuesday, July 6, 1999.
     LSB is a manufacturing, marketing and engineering company with activities on a worldwide basis. LSB's principal business activities consist of the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the manufacture and sale of commercial and residential climate control products, the provision of specialized engineering services, and other activities.

SOURCE LSB Industries, Inc.
     -0-                       06/29/99
     /CONTACT: Tony M. Shelby, Chief Financial Officer of LSB
Industries, Inc., 405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KSCA, 212-682-6300, for LSB
Industries, Inc./
     /Web site: http://www.lsbindustries.com/
     (LSB)

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